UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              MAUI LAND & PINEAPPLE COMPANY, INC.
     (Exact Name of Registrant as Specified in its Charter)

            HAWAII                         99-0107542
(State or Other Jurisdiction of         (I.R.S. Employer
Incorporation or Organization)       Identification Number)

   120 Kane Street, P.O. Box 187 Kahului, Hawaii  96733-6687
(Address of Principal Executive Offices)           (Zip Code)

              MAUI LAND & PINEAPPLE COMPANY, INC.
         RESTRICTED SHARE AGREEMENT WITH DAVID C. COLE
                      (Full Name of Plan)

                        Adele H. Sumida
                      Corporate Secretary
              Maui Land & Pineapple Company, Inc.
                          P.O. Box 187
                     Kahului, Hawaii 96733
            (Name and Address of Agent For Service)

                         (808) 877-3351
 (Telephone Number, Including Area Code, of Agent for Service)

                 Copy to:  Cary K. Hyden, Esq.
                      Latham & Watkins LLP
               650 Town Center Drive, 20th floor
                      Costa Mesa, CA 92626
                         (714) 540-1235

                CALCULATION OF REGISTRATION FEE

 Title of       Amount      Proposed     Proposed     Amount of
   Each         To Be       Maximum      Maximum     Registration
 Class of     Registered    Offering    Aggregate        Fee
Securities       (1)       Price Per     Offering
   To Be                   Share (2)     Price(2)
Registered

Common         100,000       $40.86     $4,086,000     $480.92
Stock, no       shares
par value


  (1) Represents 100,000 shares of common stock, no par value, of the Registrant ("Common Stock") issued to David C. Cole pursuant to the Restricted Share Agreement between the Registrant and David C. Cole. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that may become issuable pursuant to the Agreement, by reason of stock splits, stock dividends or other capital adjustments, to preserve, but not increase, the economic value and consequences of the Agreement.
  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock recorded on the American Stock Exchange on December 27, 2004.



                        EXPLANATORY NOTE

     This registration statement contains two parts. The first part contains a reoffer prospectus prepared in accordance with
Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 100,000 shares of common stock issued pursuant to the Restricted Share Agreement between the Registrant and its Chairman, President & Chief Executive Officer. These shares are subject to certain vesting requirements, forfeiture and resale restrictions as described in the Restricted Share Agreement. The second part contains information required in the registration statement under
Part II of Form S-8.

                             PART I.

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by Part I of Form S-8 are not being filed with the Securities and Exchange Commission as permitted by the Note in Part I of Form S-8. This information will be sent or given to Mr. Cole as specified by Rule 428 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

               MAUI LAND & PINEAPPLE COMPANY, INC.

                         100,000 Shares

                          Common Stock

                        ________________

                       REOFFER PROSPECTUS
                        ________________

     This prospectus relates to an offering of up to 100,000 shares of our common stock, or the Shares, that have been issued to David C. Cole, the "Selling Shareholder", pursuant to the Restricted Share Agreement between the Selling Shareholder and the Company (we refer to this agreement as the Restricted Share Agreement), which has been executed pursuant to the Employment Agreement between the Selling Shareholder and the Company. The Shares that have been issued to the Selling Shareholder constitute "control securities." The 100,000 shares of common stock issued pursuant to the Restricted Share Agreement are subject to certain forfeiture and resale restrictions as further described in the Restricted Share Agreement. These requirements must be satisfied and restrictions must lapse prior to the sale of such Shares pursuant to this prospectus.

     The Shares being registered are being offered solely for the account of the "Selling Shareholder," as further described on page 10 of this prospectus. We will not receive any proceeds from the sale of the Shares offered under this prospectus.

     The Shares may be offered in transactions on the American Stock Exchange, in negotiated transactions, or through a combination of methods of distribution, at prices relating to the prevailing market prices, at negotiated prices or at fixed prices that may be changed. Please see "Plan of Distribution" on page 10.

     Our common stock is quoted on the American Stock Exchange, or AMEX, under the symbol "MLP". On December 21, 2004, the last sale price of our common stock, as reported on AMEX, was $41.75 per share.

     An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a loss of all or a portion of your investment.

     You should consider the risks discussed in "Risk Factors" beginning on page 5 of this prospectus before you invest in our common stock.

           ___________________________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.
           ___________________________________________

        The date of this prospectus is December 28, 2004
           ___________________________________________

               Maui Land & Pineapple Company, Inc.
                 120 Kane Street, P. O. Box 187
                   Kahului, Hawaii 96733-6687
                         (808) 877-3351

                        TABLE OF CONTENTS
SUMMARY                                                        5
RISK FACTORS                                                   5
THE COMPANY                                                    8
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE              9
DETERMINATION OF OFFERING PRICE                               10
SELLING SHAREHOLDER                                           10
PLAN OF DISTRIBUTION                                          10
USE OF PROCEEDS                                               12
LEGAL MATTERS                                                 12
EXPERTS                                                       12


     You should rely only on the information contained in this prospectus and not on any unauthorized information or representations. Neither Maui Land & Pineapple Company, Inc. nor any of its representatives has authorized anyone to provide prospective investors with any information or to represent anything not contained in or incorporated by reference in this prospectus. Furthermore, no dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus. This prospectus is an offer to sell only the shares offered by this prospectus, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of the delivery of this prospectus or any sale of these securities.

                             SUMMARY

     This prospectus has been prepared pursuant to General
Instruction C of Form S-8, in accordance with the requirements of
Part I of Form S-3 under the Securities Act solely with regard to the resale of the Shares by the Selling Shareholder.

                          RISK FACTORS

   Our business is subject to a number of risks, some of which are discussed below. Before deciding to invest in our company or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in our Annual Report on Form 10-K, our Quarterly Reports on 10-Q; and in our other filings with the Commission. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. These risks could adversely affect the market price for our common.

Our common stock is thinly traded and the market price of our common shares has experienced significant volatility and could decline considerably.

     Our common stock has experienced long-term price volatility. Over the five-year period ending December 1, 2004, the closing price of our common stock ranged from $8.69 per share to $39.17 per share. During the last ninety days, daily volume for our common stock has ranged from 0 shares traded to 19,200 shares traded with an average of approximately 3,500 shares traded on a daily basis. Such price and volume volatility may occur in the future. Factors that could affect the trading price and volume of the Company's common stock include: macroeconomic conditions; actual or anticipated fluctuations in quarterly results of operations; government approvals and disapprovals of development projects; and fluctuations in the price of pineapple and general trends in our industry. The fluctuations in price and volume for our stock do not always follow financial performance or public announcements regarding our business.

We are dependent on certain key personnel.

     We are currently dependent upon the ability and experience of certain key management employees. We believe that the success of the Company depends on the continued service of these key people and there can be no assurance that we will be able to retain their services. We do not currently carry key man insurance on any of these individuals, and loss of one or more can have a material adverse effect on financial results.

Real Estate Investments are subject to numerous risks.

     We are subject to the risks that generally relate to investments in real property because we develop and sell real property, primarily for residential use. Also, beginning in August of 2004, we have a 51% ownership interest in the Kapalua Bay Hotel. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have a material adverse impact on our results of operations or financial condition. In addition, equity real estate investments are difficult to sell quickly and we may not be able to adjust our portfolio of properties quickly in response to economic or other conditions.

If we are unable to complete our land development projects within our forecasted timing and budgeting, or at all, our financial results may be negatively affected.

    We intend to develop resort properties, as suitable opportunities arise, taking into consideration the general economic climate. New project development has a number of risks, including risks associated with:
 - construction delays or cost overruns that may increase project costs;
 - receipt of zoning, occupancy and other required governmental permits and authorizations;
 - development costs incurred for projects that are not pursued to completion;
 - earthquakes, hurricanes, floods or fires that could adversely impact a project;
 - defects in design or construction that may result in additional costs to remedy or require all or a portion of a property to be closed during the period required to rectify the situation;
 - ability to raise capital;
 - governmental restrictions on the nature or size of a project or timing of completion; and
 - potential lack of adequate building/construction capacity for large development projects.

If any development project is not completed on time or within budget, our financial results may be materially affected.
If we are unable to obtain required land use entitlements at reasonable costs, or at all, our operating results would be adversely affected.

     Our financial results are highly dependant on our real estate development business segment. The financial performance of our real estate development segment is closely related to our success in obtaining land use entitlements for proposed development projects. Land entitlement is a lengthy process of obtaining the required county, state and federal approvals to proceed with planned development and use of land. The entitlement process requires that we satisfy all conditions and restrictions imposed in connection with such governmental approvals, including among other things, construction of infrastructure improvements, payment of impact fees, restrictions on permitted uses of the land and provision of affordable housing. Obtaining all of the necessary entitlements to develop a parcel of land is often times difficult, costly and may take several years, or more, to complete. In some situations, we may be unable to obtain the necessary entitlements to proceed with a real estate development or we may be required to alter our plans for the development.

If the planning and construction of infrastructure in Maui is not improved, particularly in the area of transportation, this could result in additional difficulty or the inability of the Company to move forward with its planned development projects, which could negatively impact our financial results.

     The roads and highways in Maui are inadequate to serve the residents and visitors. Planning and construction of this infrastructure has not been done with a long-term perspective and in coordination with the needs of the community. The result has been that heavily traveled highways in Maui are congested and a comprehensive planning approach to co-locating housing, schools and employment has not been adopted by the planning authorities. This lack of comprehensive planning can result in continued infrastructure stress in Maui and can be a major impediment to future development. Infrastructure stress can also lead to a deterioration of the visitor experience and the quality of life for residents, which in turn can impact the Company's ability to attract discriminating customers, employees, vendors and contractors.

The historical price and market for luxury real estate on Maui has been highly cyclical and if the market for luxury real estate were to decrease, our operating results could be adversely affected.

     Our real estate development segment is focused primarily on luxury real estate on Maui. The price and market for luxury real estate on Maui has in the past been highly cyclical and we believe that these cycles will continue based upon interest rates, the popularity of Hawaii, the general condition of the economy in the United States and Asia and the relationship of the dollar to other foreign currencies. Furthermore, the highs and lows in the market cycle can prevail for multiple years at a time. During low periods of demand, real estate product may remain in inventory for much longer than expected or be sold at lower than expected returns, or even at a loss, which could impair our liquidity and ability to proceed with additional land development projects and negatively affect our operating results.

If we are unable to successfully compete with other developers of luxury real estate on Maui, our financial results could be materially affected.

     Our real estate product faces competition from other luxury resort real estate properties on Maui, and from other luxury resort residential property in Hawaii and the mainland United States. In many cases, our competitors are larger than we are and have greater access to capital. If we are unable to compete with these larger competitors, our financial results could be materially affected.

If we cannot attract and retain skilled workers for our resort operations, our financial results could be negatively impacted.
There is a potential lack of adequate skilled workers on Maui for larger development projects.

     Our three golf courses require a large number of course and facility maintenance and operations workers; our hotel and villas require housekeepers, food and beverage servers, front desk, and other operational and hospitality workers. Overall, our resort operations require a large number of workers to maintain the quality and level of service that we strive to provide to our customers. Our plans for development projects require that there be adequate labor in all of the construction trades. The labor market on Maui is very tight, with the labor premium in West Maui being even greater than elsewhere on Maui. The cost and insufficient supply of housing and the absence of adequate public services, such as schools, continue to be an impediment to attracting and retaining labor. If the Company and other Maui businesses are unable to work with the government to allow for the expansion of affordable housing and to implement plans to provide a higher level of public services, including schools, further development in West Maui could be severely restricted.

We may be subject to certain environmental regulations under which we may have additional liability and experience additional costs for land development.

     Various federal, state, and local environmental laws, ordinances and regulations regulate our properties and could make us liable for the costs of removing or cleaning up hazardous or toxic substances on, under, or in property we currently own or operate or that we previously owned or operated. These laws could impose liability without regard to whether we knew of, or were responsible for, the presence of hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to properly clean up such substances when present, could jeopardize our ability to develop, use, sell or rent the real property or to borrow using the real property as collateral. If we arrange for the disposal or treatment of hazardous or toxic wastes, we could be liable for the costs of removing or cleaning up wastes at the disposal or treatment facility, even if we never owned or operated that facility. Certain laws, ordinances and regulations, particularly those governing the management or preservation of wetlands, coastal zones and threatened or endangered species, could limit our ability to develop, use, sell or rent our real property.

Our pineapple operations face significant competition from companies with greater financial resources and from foreign competition with lower cost structures.

	The Company sells its products in competition with both foreign and Un ited States companies. Our principal competitors are three
United States companies, Dole Food Company, Inc., Del Monte Food
Co., and Del Monte Fresh Produce Company, which produce substantial quantities of pineapple products, a significant portion of which is produced in Central America and Southeast
Asia. Other producers of pineapple products in Central America, Thailand and Indonesia also are a major source of competition.
Producers of pineapple in foreign countries have substantially lower labor cost than us.

     The Company's marketing strategy is to compete based on the premium quality of our fresh pineapple product and being the only
United States canner of pineapple. If we cannot compete effectively with these larger companies and lower cost producers, our financial results could be adversely affected.

One customer has provided a substantial portion of our canned pineapple sales; the loss of this customer may have a material adverse effect on our operating results.

     The United States government represented approximately 30% and 20% of our canned pineapple sales for the first nine months of 2004 and for the full year 2003, respectively. It is difficult to predict whether the United States government will continue to represent such a significant portion of our canned pineapple sales in the future, because we do not have a long-term contract to supply pineapple to the government. If we were to lose this customer, our operating results would be negatively affected.

If we are unable to successfully compete with other producers of fresh and canned pineapple, our financial results could be materially affected.

     The fresh and canned pineapple markets are highly competitive. A decline in the price of pineapple or increases in the price of fuel or packaging materials, could materially increase our cost to produce pineapple. The growing, planting and harvesting of our crops can be affected by adverse weather conditions, thereby increasing costs and eroding profit margins. Agricultural chemicals used in the past have resulted in contingent liabilities that could result in future claims against us.

Because we are located in Hawaii and therefore apart from the mainland United States, we are more sensitive to certain economic factors, which may adversely affect our operating results.

     The real estate Development segment and the Resort operations segment are dependent on attracting visitors to Kapalua and to Maui and the state of Hawaii as a whole. Economic factors that affect the number of visitors, their length of stay or expenditure levels will affect our financial performance. Factors such as the cost of energy, events in the airline industry that affect passenger capacity or traveling cost, and the threat or perceived threat of heightened terrorist activity in the United States, could affect a potential visitors' choice of vacation destination or second home location.

     Our pineapple operations are dependent on ocean, surface and airfreight to get canned and fresh pineapple to our customers on the mainland United States. Increases in the cost of energy, and other factors that affect the cost and reliability of ocean, surface and airfreight will affect the financial results from our pineapple operations.

                           THE COMPANY

     Maui Land & Pineapple Company, Inc. is a Hawaii corporation, the successor to a business organized in 1909. We consist of a landholding and operating parent company and its principal subsidiaries, including Maui Pineapple Company, Ltd. and Kapalua Land Company, Ltd. The "Company," "we," or "us" as used herein, refers to the parent and all of its subsidiaries.

     We operate in three primary business segments:

       - Pineapple-The Pineapple operating segment includes growing, packing and processing, and marketing of canned and fresh pineapple. The fruit grown by the Company principally consists of three types of pineapple: Champaka (largely used for canning), Hawaiian GoldTM (usually sold as fresh, whole fruit) and organic pineapple, a new product sold as fresh whole fruit.

       - Resort-The Resort segment consists of ongoing operations at the Kapalua Resort in Maui, Hawaii. These operations include three championship golf courses, a tennis facility, a vacation rental program (The Kapalua Villas), a real estate sales office (Kapalua Realty), ten retail outlets and Public Utilities Commission regulated water and sewage transmission operations. The Resort segment also includes the management of several leases, including the ground lease for the Kapalua, Ritz-Carlton Hotel.

       - Development-The Development segment primarily includes the Company's real estate entitlement, development, construction and sales activities. We have approximately 1,500 acres of land in Maui that are at various stages in the land entitlement process. The Development segment also includes the Company's equity in Kapalua Bay Holdings, LLC, the limited liability company that owns the Kapalua Bay Hotel in Maui, Hawaii.

     Our principal offices are located at 120 Kane Street, Kahului, Hawaii 96733-6687, and our telephone number is (808)
  877-3351.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or "SEC". You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and through the SEC's EDGAR system at the web site maintained by the SEC at www.sec.gov. You may inspect information that we file with the American Stock Exchange at the offices of the American Stock Exchange at 86 Trinity Place New York, NY 10006.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

       -    Annual Report on Form 10-K for the fiscal year ended
          December 31, 2003, filed with the SEC on March 25, 2004.

       - Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004.

       -    Current Reports on Form 8-K, filed with the SEC on August
          31, 2004, September 7, 2004, September 29, 2004, and November 1,
          2004.

       - Amended Current Report on Form 8-K/A, filed with the SEC on November 19, 2004.

       -    Proxy Statement filed on March 25, 2004.

       - Description of the Common Stock contained in Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the SEC on January 5, 2004, and all amendments and reports subsequently filed for the purpose of updating that description.

     We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the offering of the securities described in this prospectus is stopped. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Current Reports on Form 8-K that we "furnish" to the SEC are not incorporated by reference herein.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the us at:

                       Investor Relations
               Maui Land & Pineapple Company, Inc.
                 120 Kane Street, P. O. Box 187
                   Kahului, Hawaii 96733-6687
                         (808) 877-3351

                 DETERMINATION OF OFFERING PRICE

     The Selling Shareholder may sell the Shares from time to time on the American Stock Exchange, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Selling
Shareholder" and "Plan of Distribution."

                       SELLING SHAREHOLDER

     The 100,000 Shares have been issued to the Selling Shareholder pursuant to the Restricted Shares Agreement. The Shares, however, are subject to certain vesting requirements, forfeitures and resale restrictions. These requirements must be satisfied and restrictions must lapse prior to any sale of such Shares. The table below sets forth information with respect to the beneficial ownership of our Common Stock by the Selling Shareholder immediately prior to this offering and as adjusted to reflect the sale of Shares pursuant to the offering. The table assumes that the Selling Shareholder sells all of the Shares offered by the Selling Shareholder in the offering. We are unable, however, to determine the exact number of Shares that will actually be sold or when or if these sales will occur.
Since October 15, 2003, the Selling Shareholder has served as our President and Chief Executive Officer. Since December 2003, the Selling Shareholder has served as our director, and since March 2004, he has served as the Chairman of our Board of Directors.

     The Selling Shareholder's beneficial ownership after the offering is less than 1% of our outstanding Common Stock.
Beneficial ownership assumes that all of the Shares offered are sold.

     Name         Beneficial      Shares to be    Beneficial
                   Ownership          Sold         Ownership
                   Prior to                          After
                   Offering                        Offering
                   Number of                       Number of
                    Shares                          Shares

David C. Cole     183,332(1)          100,000       83,332

(1) Includes options covering 83,332 Shares that are currently exercisable or exercisable within 60 days following
  December 21, 2004.

                      PLAN OF DISTRIBUTION

     The sale of the Shares offered in this prospectus by the Selling Shareholder may be effected from time-to-time directly, or by one or more broker-dealers or agents, in one or more transactions on the American Stock Exchange or other exchanges on which our common stock may be listed for trading, in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. There is no assurance that the Selling Shareholder will offer for sale or sell any or all of the Shares registered pursuant to this prospectus.

     We will not receive any proceeds from the Shareholder sale of the Shares by the Selling Shareholder, but we have agreed to pay the following expenses, estimated to be $15,000, for the registration of the resale of the Shares:

       -    all registration and filing fees;

       - fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

       - the fees and expenses incurred in connection with listing our common stock on each securities exchange on which our similar securities issued are then listed.

     We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of the Shares. We also have no obligation to pay any out-of-pocket expenses of the Selling Shareholder, or any agents who manage his accounts, or any transfer taxes relating to the registration or sale of the Shares.

     The Shares may be sold from time to time to purchasers directly by the Selling Shareholder. Alternatively, the Selling Shareholder may from time to time offer the Shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Shareholder and the purchasers of the Shares for whom they may act as agent. The sale of the Shares by the Selling Shareholder may be effected from time to time in one or more negotiated transactions at negotiated prices or in transactions on any exchange or automated quotation system on which the securities may be listed or quoted. The Selling Shareholder and any dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act and any profit on the sale of Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

     The Shares offered in this prospectus are subject to certain vesting requirements and performances before the Shares may be sold or transferred. In general and without giving effect to certain acceleration rights, not more than 25,000 Shares may vest each year during the four year period covered by the agreement, based in part on our previous fiscal year performance.

     In connection with distribution of the Shares of common stock covered by this prospectus:

       - the Selling Shareholder may enter into hedging transactions with broker-dealers;

       - the broker-dealers may engage in short sales of the Shares in the course of hedging the position they assume with the Selling Shareholder;

       -    the Selling Shareholder may write non-traded options;

       - the Selling Shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer the Shares;

       - the Selling Shareholder may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default may sell or otherwise transfer the pledged Shares.

     Persons participating in the distribution of the Shares offered by this prospectus may engage in transactions that stabilize the price of our common stock. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Shareholder.

     In order to comply with the securities laws of various states, the Shares will not be sold in a particular state unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


                         USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder, rather, the Selling
Shareholder will receive all sales proceeds directly.

                          LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for us by Cades Schutte LLP.

                             EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended
December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
                            PART II.

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by Maui Land &
Pineapple Company, Inc. (the "Company") with the Securities and
Exchange Commission are incorporated by reference in this Registration Statement:

       -    Annual Report on Form 10-K for the fiscal year ended
          December 31, 2003, filed with the SEC on March 25, 2004.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the SEC on May 11, 2004.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the SEC on November 12, 2004.

       -    Current Report on Form 8-K, filed with the SEC on
          November 1, 2004.

       - Amended Current Report on Form 8-K/A, filed with the SEC on November 19, 2004.

       - Description of the Common Stock contained in Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the SEC on January 5, 2004, and all amendments and reports subsequently filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
A report furnished on Form 8-K under the Exchange Act of 1934 shall not be incorporated by reference into this Registration Statement.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     None.

Item 6.   Indemnification of Directors and Officers

     The Company's Restated Articles of Association, as amended (the "Articles"), include a provision that provides that the Company will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Articles also provide that the Company shall indemnify each person who is, or is threatened to be made, a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such matter if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper. To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory. Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the shareholders, determines that the Indemnified Party failed to meet the applicable standard of conduct. These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

     The Articles also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company.

     The Company maintains a standard directors and officers liability insurance policy that will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

Item 7.   Exemption from Registration Claimed

     Not applicable

Item 8.   Exhibits

5.1 Opinion of Cades Schutte LLP regarding legality of the securities being registered.
10.1 Maui Land & Pineapple Company, Inc. Employment Agreement with David Cole, dated October 6, 2003, incorporated by reference to Exhibit 10.3(viii) to the 10-K for the fiscal year ended December 31, 2003.
10.2      Maui Land & Pineapple Company, Inc. Restricted
          Share Agreement with David Cole, dated October 6, 2003, incorporated by reference to Exhibit 10.3(x) to the 10-K for the fiscal year ended December 31, 2003.
23.1      Consent of Deloitte & Touche LLP.
23.2      Consent of Cades Schutte LLP (included in Exhibit 5.1).
24.1      Power of Attorney (included on page 16).

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kahului, State of Hawaii on this 28th day of December, 2004.

                              MAUI LAND & PINEAPPLE COMPANY, INC.

                           By: /S/ DAVID C. COLE
                              David C. Cole
                              Chairman, President & Chief
                               Executive Officer

                        Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of David C. Cole and Fred W. Rickert, jointly and severally, with full power to act without the other, as such person's true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


By   /S/ DAVID C. COLE                  Date    DECEMBER 23, 2004
     David C. Cole
     Chairman of the Board, President and
     Chief Executive Officer
     (Principal Executive Officer)

By   /S/ JOHN H. AGEE                   Date    DECEMBER 28, 2004
     John H. Agee
     Director

By   /S/ RICHARD H. CAMERON             Date    DECEMBER 28, 2004
     Richard H. Cameron
     Director

By   /S/ WALTER A. DODS, JR.           Date    DECEMBER 28, 2004
     Walter A. Dods, Jr.
     Director

By   /S/ THOMAS M. GOTTLIEB             Date    DECEMBER 28, 2004
     Thomas M. Gottlieb
     Director



By   /S/ DAVID A. HEENAN                Date    DECEMBER 28, 2004
     David A. Heenan
     Director

By   /S/ KENT T. LUCIEN                 Date    DECEMBER 28, 2004
     Kent T. Lucien
     Director

By   /S/ DUNCAN MACNAUGHTON             Date    DECEMBER 28, 2004
     Duncan MacNaughton
     Director

By   /S/ FRED E. TROTTER III            Date    DECEMBER 28, 2004
     Fred E. Trotter III
     Director

By   /S/ FRED W. RICKERT                Date    DECEMBER 28, 2004
     Fred W. Rickert
     Vice President/Chief Financial Officer
     (Principal Financial Officer)

By   /S/ ADELE H. SUMIDA                Date    DECEMBER 28, 2004
     Adele H. Sumida
     Controller & Secretary
     (Principal Accounting Officer)